Exhibit 99.1

Item 6. Selected Financial Data for Fiscal Years Ended April 30

     Set forth below is selected financial data on a historical basis for the Company. This information should be read in conjunction with the consolidated financial statements and notes included in Item 8, Financial Statements and Supplementary Data.

	(in thousands, except per share data)
	2004	2003	2002	2001	2000
Consolidated Income Statement Data
Revenue	$135,204	$113,562	$85,226	$70,508	$51,035
Income before gain/loss on property and minority interest	$11,234	$14,711	$12,901	$9,130	$7,546
Gain on sale of land, properties and other investments	$662	$1,595	$547	$602	$1,754
Minority interest portion of operating partnership income	$(2,516)	$(3,423)	$(3,365)	$(1,843)	$(1,324)

Net income	$9,440	$12,248	$10,600	$8,694	$8,808
Consolidated Balance Sheet Data
Total real estate investments	$1,008,071	$845,325	$685,347	$548,580	$418,216
Total assets	1,076,317	885,681	730,209	570,322	432,978
Mortgages payable	633,124	539,397	459,569	368,957	265,057
Shareholders’ equity	278,629	214,761	145,578	118,945	109,921
Consolidated Per Common Share Data
(basic and diluted)
Net Income	$.24	$.38	$.42	$.38	$.42
Distributions	$.64	$.63	$.59	$.55	$.51

CALENDAR YEAR	2003	2002	2001	2000	1999
Tax status of distribution
Capital gain	3.88%	0.00%	0.00%	.72%	30.30%
Ordinary income	58.45%	68.29%	65.98%	86.76%	69.70%
Return of capital	37.67%	31.71%	34.02%	12.52%	0.00%

ITEM 8 FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

TABLE OF CONTENTS

PAGE
REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS	F-2 – F-3
CONSOLIDATED FINANCIAL STATEMENTS
Consolidated Balance Sheets	F-4 – F-5
Consolidated Statements of Operations	F-6
Consolidated Statements of Shareholders’ Equity	F-7
Consolidated Statements of Cash Flows	F-8 – F-9
Notes to Consolidated Financial Statements	F-10 – F-44

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of
Investors Real Estate Trust
Minot, North Dakota

We have audited the accompanying consolidated balance sheet of Investors Real Estate Trust and subsidiaries (the “Company”) as of April 30, 2004, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2004, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
July 16, 2004 (January 20, 2005 as to Note 13 and to the effects of discontinued operations as disclosed in Note 14)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees
Investors Real Estate Trust
and Subsidiaries
Minot, North Dakota

We have audited the accompanying consolidated balance sheet of Investors Real Estate Trust and Subsidiaries as of April 30, 2003, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the years ended April 30, 2003 and 2002. These consolidated financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Investors Real Estate Trust and Subsidiaries as of April 30, 2003, and the consolidated results of its operations and cash flows for the years ended April 30, 2003, and 2002, in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements, taken as a whole. The additional information contained in Note 20, which is marked “unaudited”, has not been subjected to the auditing procedures applied in the audit of the basic financial statements and, accordingly, we express no opinion on it.

/s/ Brady, Martz & Associates, P.C.

BRADY, MARTZ & ASSOCIATES, P.C.
Minot, North Dakota, USA
May 22, 2003 (January 20, 2005 as to Note 13 and to the effects of discontinued operations as disclosed in Note 14)

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
April 30, 2004 and 2003

	(in thousands)
	2004	2004
ASSETS
Real estate investments
Property owned	$1,100,434	$916,757
Less accumulated depreciation/amortization	(100,250)	(75,639)

	1,000,184	841,118
Undeveloped land	2,994	3,024
Mortgage loans receivable, net of allowance	4,893	1,183

Total real estate investments	1,008,071	845,325
Other Assets
Cash and cash equivalents	31,704	17,964
Marketable securities — available-for-sale	2,336	0
Receivable arising from straight-lining of rents, net of allowance	5,976	4,604
Accounts receivable	2,155	789
Real estate deposits	1,567	354
Prepaid and other assets	2,677	298
Tax, insurance, and other escrow	11,301	8,112
Property and equipment, net	2,292	2,088
Goodwill	1,441	1,441
Deferred charges and leasing costs	6,797	4,706

TOTAL ASSETS	$1,076,317	$885,681

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (continued)
April 30, 2004 and 2003

	(in thousands)
	2004	2003
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable, accrued expenses and other liabilities	$22,639	$16,638
Notes payable	25,000	10,570
Mortgages payable	633,124	539,397
Investment certificates issued	7,074	9,035
Other debt	843	678

TOTAL LIABILITIES	688,680	576,318

COMMITMENTS AND CONTINGENCIES (NOTE 17)
MINORITY INTEREST IN PARTNERSHIPS	16,386	14,225

MINORITY INTEREST OF UNIT HOLDERS IN OPERATING PARTNERSHIP	92,622	80,377

(11,819,350 units on April 30, 2004 and 10,206,036 units on April 30, 2003)
SHAREHOLDERS’ EQUITY
Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at April 30, 2004, aggregate liquidation preference of $28,750,000)	27,343	0
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 41,693,256 shares at April 30, 2004, and 36,166,351 shares outstanding at April 30, 2003)	292,400	240,645
Accumulated distributions in excess of net income	(41,083)	(25,884)
Accumulated other comprehensive loss	(31)	0

Total shareholders’ equity	278,629	214,761

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,076,317	$885,681

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
for the years ended April 30, 2004, 2003, and 2002

	(in thousands, except per share data)
	2004	2003	2002
REVENUE
Real estate rentals	$113,902	$98,720	$80,869
Tenant reimbursement	21,021	14,608	4,142
Discounts and fees	281	234	215

TOTAL REVENUE	135,204	113,562	85,226

OPERATING EXPENSE
Interest	41,621	35,444	28,412
Depreciation/amortization related to real estate investments	24,070	18,476	14,348
Utilities	9,943	7,561	4,783
Maintenance	15,075	11,458	6,738
Real Estate taxes	16,732	13,088	8,613
Insurance	2,863	2,083	1,239
Property management expenses	8,520	7,336	6,133
Property management related party	743	504	321
Administrative expense	2,747	2,051	1,570
Advisory and trustee services	104	113	113
Other operating expenses	955	876	565
Amortization	919	667	531
Amortization of related party costs	45	22	7
Loss on impairment of real estate investment	0	0	0

TOTAL OPERATING EXPENSE	124,337	99,679	73,373

Operating income	10,867	13,883	11,853
Non-operating income	367	828	1,048

Income before gain/loss on properties and minority interest	11,234	14,711	12,901
Gain on sale of land and other investments	158	315	547
Minority interest portion of other partnerships’ income	(757)	(934)	(198)
Minority interest portion of operating partnership income	(2,516)	(3,423)	(3,365)

Income from continuing operations	8,119	10,669	9,885
Discontinued operations, net	1,321	1,579	715

NET INCOME	9,440	12,248	10,600
Dividends to preferred shareholders	(33)	0	0

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$9,407	$12,248	$10,600

Earnings per common share from continuing operations	$.21	$.34	$.40
Earnings per common share from discontinued operations	.03	.04	.02

NET INCOME PER COMMON SHARE – BASIC & DILUTED	$.24	$.38	$.42

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
for the years ended April 30, 2004, 2003, and 2002

	(in thousands)
			NUMBER			ACCUMULATED	TOTAL
	NUMBER OF		OF		DISTRIBUTIONS	OTHER COMPRE-	SHARE-
	PREFERRED	PREFERRED	COMMON	COMMON	IN EXCESS OF	HENSIVE	HOLDERS’
	SHARES	SHARES	SHARES	SHARES	NET INCOME	INCOME (LOSS)	EQUITY
BALANCE MAY 1, 2001	0	$0	24,068	$132,148	$(13,073)	$(130)	$118,945
Comprehensive Income
Net income			0	0	10,600	0	10,600
Unrealized gain on securities available-for-sale			0	0	0	130	130

Total comprehensive income							10,730
Distributions			0	0	(15,325)	0	(15,325)
Distribution reinvestment plan			833	7,298	0	0	7,298
Sale of shares			2,789	22,611	0	0	22,611
Redemption of units for common shares			159	1,339			1,339
Fractional shares repurchased			(2)	(19)	0	0	(19)

BALANCE APRIL 30, 2002	0	0	27,847	163,377	(17,798)	0	145,579
Comprehensive Income
Net income			0	0	12,248	0	12,248

Total comprehensive income							$12,248
Distributions			0	0	(20,334)	0	(20,334)
Distribution reinvestment plan			971	9,463	0	0	9,463
Sale of shares			7,027	65,245	0	0	65,245
Redemption of units for common shares			324	2,589			2,589
Fractional shares repurchased			(3)	(29)	0	0	(29)

BALANCE APRIL 30, 2003	0	0	36,166	240,645	(25,884)	0	214,761

Comprehensive Income
Net income			0	0	9,440	0	9,440
Unrealized loss on securities available- for-sale			0	0	0	(31)	(31)

Total comprehensive income							$9,409
Distributions			0	0	(24,639)	0	(24,639)
Distribution reinvestment plan			1,067	10,157	0	0	10,157
Sale of shares	1,150	27,343	4,068	38,307	0	0	65,650
Redemption of units for common shares			393	3,303			3,303
Fractional shares repurchased			(1)	(12)	0	0	(12)

BALANCE APRIL 30, 2004	1,150	$27,343	41,693	$292,400	$(41,083)	$(31)	$278,629

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended April 30, 2004, 2003, and 2002

	(in thousands)
	2004	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$9,440	$12,248	$10,600
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,034	20,307	16,064
Minority interest portion of income	3,509	4,833	3,813
Gain on sale of real estate, land and other investments	(662)	(1,595)	(547)
Interest reinvested in investment certificates	303	375	486
Loss on impairment of real estate investment	62	0	0
Bad debt expense	360	215	30
Changes in other assets and liabilities:
(Increase)decrease in real estate deposits	(2,604)	85	1,063
Receivable arising from straight-lining of rents	(1,731)	(1,560)	(1,338)
(Increase)decrease in accounts receivable	(1,183)	1,967	(2,319)
(Increase)decrease in prepaid and other assets	(2,746)	(1,208)	(532)
Increase in tax, insurance and other escrow	(3,098)	(1,698)	(1,887)
Increase in deferred charges and leasing costs	(2,334)	(1,729)	(847)
Increase in related party capitalized leasing commissions	(92)	(180)	(27)
Increase in accounts payable, accrued expenses and other liabilities	3,469	3,386	2,359

Net cash provided by operating activities	28,727	37,862	26,918

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of marketable securities – available-for-sale	2,500	0	3,085
Principal payments on mortgage loans receivable	3,232	5,889	5,591
Investment in mortgage loans receivable	(6,625)	(2,969)	(8,507)
Purchase of marketable securities – available-for-sale	(4,867)	0	0
Proceeds from sale of property	3,743	10,527	1,126
Payments for acquisitions and improvement of properties	(135,658)	(82,664)	(63,157)
Proceeds from notes receivable	0	3,500	0
Investment in notes receivable	0	0	(3,500)

Net cash used by investing activities	(137,675)	(66,717)	(65,362)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common shares, net of issue costs	38,307	31,913	13,521
Proceeds from sale of preferred shares, net of issue costs	27,343	0	0
Proceeds from investment certificates issued	0	0	24,109
Proceeds from mortgages payable	130,191	43,925	43,093
Proceeds from notes payable	49,988	14,100	0
Proceeds from sale of minority interest units	0	0	346
Repurchase of shares and minority interest units	(12)	(29)	(30)
Distributions paid to shareholders, net of reinvestment	(15,206)	(11,663)	(8,363)
Distributions paid to unitholders of operating partnership	(6,330)	(5,461)	(4,477)
Distributions paid to other minority partners	(1,555)	(1,015)	(150)
Redemption of investment certificates	(2,264)	(16,527)	(2,195)
Principal payments on mortgages payable	(62,125)	(25,354)	(10,933)
Principal payments on notes payable	(35,649)	(6,903)	0

Net cash provided by financing activities	122,688	23,986	54,921

NET INCREASE(DECREASE) IN CASH AND CASH EQUIVALENTS	13,740	(4,869)	16,477
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	17,964	22,833	6,356

CASH AND CASH EQUIVALENTS AT END OF YEAR	$31,704	$17,964	$22,833

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
for the years ended April 30, 2004, 2003, and 2002

	(in thousands)
	2004	2003	2002
SUPPLEMENTARY SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Distribution reinvestment plan	$10,157	$9,463	$7,298

Property acquired through issue of shares	0	33,333	0
Real estate investment acquired through assumption of mortgage loans payable and accrual of costs	25,660	61,258	59,650

Real estate investment acquired through assumption of notes payable	0	4,051	0

Mortgage loan receivable transferred to other assets	158	0	0

Mortgage loan receivable from sale of property	475	0	0
Mortgage loan receivable acquired through assumption of mortgage loans payable and accrual of costs	0	175	0
Assets acquired through the issuance of minority interest units in the operating partnership	19,851	8,860	19,793

Minority partner interest	2,701	1,486	9,483

Investment certificates transferred to shares	0	0	9,090

Operating partnership units converted to shares	3,303	2,589	1,339

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the year for:

Interest on mortgages	$41,197	$35,950	$27,319

Interest on investment certificates	376	989	664

Interest on margin account and other	991	104	1

	$42,564	$37,043	$27,984

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
April 30, 2004, 2003, and 2002

NOTE 1 • ORGANIZATION

Investors Real Estate Trust (“IRET”) is a self-advised real estate investment trust engaged in acquiring, owning and leasing multi-family and commercial real estate. IRET has elected to be taxed as a Real Estate Investment Trust (“REIT”) under Sections 856-860 of the Internal Revenue Code of 1986, as amended. REITs are subject to a number of organizational and operational requirements, including a requirement to distribute 90% of ordinary taxable income to shareholders, and, generally, are not subject to federal income tax on net income. IRET’s multi-family residential properties and commercial properties are located mainly in the states of North Dakota and Minnesota, but also in the states of Colorado, Idaho, Iowa, Georgia, Kansas, Montana, Nebraska, South Dakota, Texas, Michigan, Washington and Wisconsin. As of April 30, 2004, IRET owned 69 multi-family residential properties with 8,955 apartment units and 142 commercial properties totaling 7.4 million net rentable square feet. IRET conducts a majority of its business activities through its consolidated operating partnership, IRET Properties, a North Dakota Limited Partnership (the “Operating Partnership”), as well as through a number of other subsidiary entities.

All references to IRET or the Company refer to Investors Real Estate Trust and its consolidated subsidiaries.

NOTE 2 • BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated financial statements include the accounts of IRET and all subsidiaries in which it maintains a controlling interest. All significant intercompany balances and transactions are eliminated in consolidation. The Company’s fiscal year ends April 30th.

The accompanying consolidated financial statements include the accounts of IRET and its general partnership interest in the Operating Partnership. The Company’s interest in the Operating Partnership was 78% as of April 30, 2004, which includes 100% of the general partnership interest. The limited partners have a redemption option that they may exercise. IRET has the option of redeeming the limited partners’ interests (“Units”) for IRET common shares of beneficial interest, on a one-for-one basis, or for cash payment to the unitholder. The redemption generally may be exercised by the limited partners at any time after the first anniversary of the date of the acquisition of the Units (provided, however, that not more than two redemptions by a limited partner may occur during each calendar year, and each limited partner may not exercise the redemption for less than 1,000 Units, or, if such limited partner holds less than 1,000 Units, for all of the Units held by such limited partner). Some limited partners have contractually agreed to a holding period of greater than one year.

NOTE 2 • continued

The consolidated financial statements also reflect the ownership by the Operating Partnership of certain joint venture entities in which the Operating Partnership has a general partner or controlling interest. These entities are consolidated into IRET’s other operations with minority interests reflecting the minority partners’ share of ownership and income and expenses.

RECENT ACCOUNTING PRONOUNCEMENTS

In January 2003, the Financial Accounting Standards Board (“FASB”) issued FIN No. 46, “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51”. FIN No. 46 explains how to identify variable interest entities and how an enterprise assesses its interests in a variable interest entity to decide whether to consolidate that entity. This Interpretation requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. FIN No. 46 was scheduled to be effective for variable interest entities created after January 31, 2003. On December 24, 2003, the FASB published a revision to FIN No. 46 (“FIN No. 46I”). FIN No. 46I clarifies certain provisions of FIN No. 46 and exempts certain entities from its requirements. For interests in variable interest entities acquired prior to January 31, 2003, the provisions of FIN No. 46I were applied in April 2004. The adoption of FIN No. 46 and FIN No. 46I did not have a significant impact on the Company’s consolidated financial statements.

Statement of Financial Accounting Standards (“SFAS”) No. 150, “Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity, establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The Company adopted SFAS No. 150 on August 1, 2003, and the adoption did not have a significant impact on the Company’s consolidated financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REAL ESTATE ASSETS AND DEPRECIATION OF INVESTMENT IN REAL ESTATE

Real estate is recorded at cost less accumulated depreciation less an adjustment, if any, for impairment. Asset acquisitions are recorded based upon preliminary allocations of the purchase price which are subject to adjustment as additional information is obtained, but in no case more than one year after the date of acquisition. The Company allocates the purchase price to the fair value of the tangible assets of an acquired property (which includes the land, building, and personal property) which are determined by valuing the property as if it were vacant and to fair value of the intangible assets (which include in-place leases.) The as-if-vacant value is allocated to land, buildings, and personal property based on management’s determination of the relative

NOTE 2 • continued

fair values of these assets. The estimated fair value of the property is the amount that would be recoverable upon the disposition of the property. Techniques used to estimate fair value include discounted cash flow analysis, independent appraisals, and reference to recent sales of comparables. A land value is assigned based on the purchase price if land is acquired separately or based on estimated market value if acquired in a merger or in a single or portfolio acquisition.

Above-market and below-market in-place lease values for acquired properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market and below-market lease values are amortized over the remaining non-cancelable terms of the respective leases as depreciation/amortization related to real estate investments.

Other intangible assets acquired include amounts for in-place lease values that are based upon the Company’s evaluation of the specific characteristics of the leases. Factors considered in these analyses include an estimate of carrying costs during hypothetical expected lease-up periods, considering current market conditions, and costs to execute similar leases. The Company also considers information about each property obtained during its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired.

Depreciation is computed on a straight-line basis over the estimated useful lives of the assets. The Company uses a 20-40 year estimated life for buildings and improvements and a 5-12 year estimated life for furniture, fixtures and equipment.

Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Renovations and improvements that improve and/or extend the useful life of the asset are capitalized over their estimated useful life, generally five to ten years. Property sales or dispositions are recorded when title transfers and sufficient consideration has been received by the Company. The Company periodically evaluates its long-lived assets, including its investments in real estate, for impairment indicators. The judgments regarding the existence of impairment indicators are based on factors such as operational performance, market conditions, expected holding period of each asset and legal and environmental concerns. Future events could occur which would cause the Company to conclude that impairment indicators exist and an impairment loss is warranted. If indicators exist, the Company compares the expected future undiscounted cash flows for the long-lived asset against the carrying amount of that asset. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recorded for the difference between the estimated fair value and the carrying amount of the asset.

NOTE 2 • continued

REAL ESTATE HELD FOR SALE

Real estate held for sale is stated at the lower of its carrying amount or estimated fair value less disposal costs. Depreciation is not recorded on assets classified as held for sale.

In the normal course of business IRET will receive offers to purchase its properties, either solicited or unsolicited. For those offers that are accepted, the prospective buyer will usually require a due diligence period before completion of the transaction. It is not unusual for matters to arise that result in the withdrawal or rejection of the offer during this process. As a result, real estate is not classified as “held-for-sale” until it is probable, in the opinion of management, that a property will be disposed of in the near term, even if sale negotiations for such property are currently under way.

The Company reports, in discontinued operations, the results of operations of a property that has either been disposed of or is classified as held for sale and the related gains or losses.

GOODWILL

Goodwill of $1,645,000 was recorded by the Company in July 2000 from the purchase of the Company’s former advisor, Odell-Wentz & Associates LLC. Prior to its adoption of SFAS No. 142, the Company elected to amortize the goodwill over a fifteen-year period. Following adoption of SFAS No. 142 on May 1, 2002, the Company ceased amortization and annually reviews the fair market value of the asset for impairment. The annual reviews for years ended April 30, 2004 and 2003 indicated no impairment.

PROPERTY AND EQUIPMENT

Property and equipment consists of the administrative office buildings and equipment contained at IRET’s headquarters in Minot, North Dakota and the office location in Minneapolis, Minnesota. The balance sheet reflects these assets at cost, net of accumulated depreciation. As of April 30, 2004 and 2003, the cost was $2.9 million and $2.5 million, respectively. Accumulated depreciation was $.6 million and $.4 million as of April 30, 2004 and 2003, respectively.

MORTGAGE LOANS RECEIVABLE

Mortgage loans receivable is stated at the outstanding principal balance. Interest income is accrued and reflected in the balance. Non-performing loans are recognized as impaired in conformity with SFAS No. 114, Accounting by Creditors for Impairment of a Loan. The Company evaluates the collectibility of both interest and principal of each of its loans, if circumstances warrant, to determine whether the loan is impaired. A loan is considered to be impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the existing contractual terms. An allowance is recorded to reduce impaired loans to their estimated fair value. Interest on impaired loans is recognized on a cash basis.

NOTE 2 • continued

The average balance of impaired loans for fiscal years ended April 30, 2004, 2003, and 2002, was not significant. Additional interest income that would have been earned on loans if they had not been non-performing was not significant in fiscal 2004, 2003, or 2002. There was no interest income on non-performing loans recognized on a cash basis for fiscal 2004, 2003, and 2002.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include all cash and highly liquid investments purchased with maturities of three months or less. Cash and cash equivalents consist of the Company’s bank deposits and short-term investment certificates acquired subject to repurchase agreements, and the Company’s deposits in a money market mutual fund.

MARKETABLE SECURITIES

IRET’s investments in securities are classified as “available-for-sale.” The securities classified as “available-for-sale” represent investments in debt and equity securities which the Company intends to hold for an indefinite period of time. These securities are valued at current market value with the resulting unrealized gains and losses excluded from earnings and reported as a separate component of shareholders’ equity until realized. Gains or losses on these securities are computed based on the amortized cost of the specific securities when sold.

All securities with unrealized losses are subjected to the Company’s process for identifying other-than-temporary impairments. The Company writes down to fair value securities that it deems to be other-than-temporarily impaired in the period the securities are deemed to be other-than-temporarily impaired. The assessment of whether such impairment has occurred is based on management’s case-by-case evaluation of the underlying reasons for the decline in fair value. Management considers a wide range of factors in making this assessment. Those factors include, but are not limited to, the length and severity of the decline in value and changes in the credit quality of the issuer or underlying assets. The Company does not engage in trading activities.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

Management evaluates the appropriate amount of the allowance for doubtful accounts by assessing the recoverability of individual real estate mortgage loans and rent receivables, through a comparison of their carrying amount with their estimated realizable value. Management considers tenant financial condition, credit history and current economic conditions in establishing these allowances. Receivable balances are written off when deemed uncollectible. Recoveries of receivables previously written off, if any, are recorded when received. A summary of the changes in the allowance for doubtful accounts for fiscal years ended April 30, 2004 and 2003 is as follows:

NOTE 2 • continued

	(in thousands)
	2004	2003	2002
Balance at beginning of year	$115	$141	$120
Provision for straight-line rents	360	215	30
Provision for mortgage loan receivable	0	25	0
Write-offs	0	(241)	(9)

Balance at close of year	$475	$115	$141

TAX, INSURANCE, AND OTHER ESCROW

Tax, insurance, and other escrow includes funds deposited with a lender for payment of real estate tax and insurance, and reserves for funds to be used for replacement of structural elements and mechanical equipment of certain projects. The funds are under the control of the lender. Disbursements are made after supplying written documentation to the lender.

REAL ESTATE DEPOSITS

Real estate deposits include funds held by escrow agents to be applied toward the purchase of real estate or the payment of loan costs associated with loan placement or refinancing.

DEFERRED LEASING AND LOAN ACQUISITION COSTS

Costs and commissions incurred in obtaining tenant leases are amortized on the straight-line method over the terms of the related leases. Costs incurred in obtaining long-term financing are amortized over the life of the loan and charged to amortization expense over the terms of the related debt agreements.

MINORITY INTERESTS

Interests in the Operating Partnership held by limited partners are represented by operating partnership Units. The Operating Partnership’s income is allocated to holders of Units based upon the ratio of their holdings to the total Units outstanding during the period. Capital contributions, distributions, and profits and losses are allocated to minority interests in accordance with the terms of the Operating Partnership agreement.

IRET reflects minority interests in Minnesota Medical Investors LLC, Mendota Properties LLC, IRET–BD LLC, IRET-Candlelight LLC, IRET-Golden Jack LLC, and IRET-1715 YDR LLC on the balance sheet for the portion of properties consolidated by IRET that are not wholly owned by IRET. The earnings or losses from these properties attributable to the minority interests are reflected as minority interest portion of other partnerships’ income in the consolidated statements of operations.

NOTE 2 • continued

INCOME TAXES

IRET intends to continue to qualify as a REIT and, as a result, IRET generally will not be taxed on the portion of the income that is distributed to the shareholders, provided at least 90% of its real estate investment trust taxable income is distributed and other requirements are met. IRET intends to distribute all of its taxable income and realized capital gains from property dispositions within the prescribed time limits and, accordingly, there is no provision or liability for income taxes shown on the accompanying consolidated financial statements.

IRET conducts all of its business activity as an Umbrella Partnership Real Estate Investment Trust (“UPREIT”) through its Operating Partnership. UPREIT status allows IRET to accept the contribution of real estate in exchange for Operating Partnership limited partnership units. Generally, such a contribution to a limited partnership allows for the non-recognition of gain by an owner of appreciated real estate.

REVENUE RECOGNITION

Residential rental properties are leased under operating leases with terms generally of one year or less. Commercial properties are leased under operating leases to tenants for various terms exceeding one year. Lease terms often include renewal options. Rental revenue is recognized on the straight-line basis, which averages minimum required rents over the terms of the leases. Rents recognized in advance of collection are reflected as receivable arising from straight-lining of rents, net of allowance for doubtful accounts.

Reimbursements from tenants for real estate taxes and other recoverable operating expenses are recognized as revenue in the period the applicable expenditures are incurred. IRET receives payments for these reimbursements from substantially all of its multi-tenant commercial tenants throughout the year.

A number of the commercial leases provide for a base rent plus a percentage rent based on gross sales in excess of a stipulated amount. These percentage rents are recorded once the required sales level is achieved and are included in rental income at that time.

Interest on mortgage loans receivable is recognized in income as it accrues during the period the loan is outstanding. In the case of non-performing loans, income is recognized as discussed in above in the Mortgage Loans Receivable section of this Note 2.

NET INCOME PER SHARE

Basic net income per share is computed as net income available to common shareholders divided by the weighted average number of common shares outstanding for the period. The potential exchange of Units for common shares will have no effect on diluted net income per share as

NOTE 2 • continued

Unitholders and common shareholders effectively share equally in the net income of the Operating Partnership.

RECLASSIFICATIONS

Certain previously reported amounts have been reclassified to conform with the current financial statement presentation.

NOTE 3 • CREDIT RISK

The Company is potentially exposed to credit risk in respect of cash deposited with FDIC-insured financial institutions in accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

IRET has entered into a cash management arrangement with First Western Bank with respect to deposit accounts that exceed FDIC Insurance coverage. On a daily basis account balances are invested in United States government securities sold to IRET by First Western Bank. IRET can require First Western Bank to repurchase such securities at any time, at a purchase price equal to what IRET paid for the securities plus interest. First Western Bank automatically repurchases securities when collected amounts on deposit in IRET’s deposit accounts fall below the maximum insurance amount, with the proceeds of such repurchases being transferred to IRET’s deposit accounts to bring the amount on deposit back up to the threshold amount. The amounts invested by IRET pursuant to the repurchase agreement are not insured by FDIC.

IRET has entered into a cash management arrangement with US Bank with respect to IRET depository accounts at multiple US Bank locations. Account balances are swept daily to an IRET master account. Amounts in the master account in excess of $4 million are invested overnight in short term U.S. Government securities and repurchase agreements secured by U.S. Government securities. Amounts invested were $7.5 million as of April 30, 2004 and $3.5 million as of April 30, 2003.

NOTE 4 • PROPERTY OWNED

Property, consisting principally of real estate, is stated at cost less accumulated depreciation and is summarized as follows:

NOTE 4 • continued

	April 30,
	(in thousands, except
	amounts in footnotes)
	2004	2003
Multi-family residential(1)	$446,435	$398,917
Less accumulated depreciation	(61,611)	(50,553)

	384,824	348,364

Commercial(2)	656,993	520,864
Less accumulated depreciation	(38,639)	(25,086)

	618,354	495,778

Property owned, net	$1,003,178	$844,142

(1)	Includes underdeveloped land stated at cost in the amount of $264,000 for each of fiscal years 2004 and 2003, classified as multi-family residential.

(2)	Includes underdeveloped land stated at cost in the amount of $2,730,000 and $2,760,000 for fiscal years 2004 and 2003, respectively, classified as commercial.

In addition, as of April 30, 2004, the Company had signed a purchase agreement to acquire a commercial property in the Minneapolis, Minnesota area for a purchase price of approximately $13.05 million. This pending acquisition is subject to certain closing conditions and contingencies; therefore, no assurance can be given that this transaction will be consummated.

Construction period interest of $148,922, $90,939 and $99,668, has been capitalized for the years ended April 30, 2004, 2003, and 2002, respectively.

The future minimum lease payments to be received under leases for commercial properties as of April 30, 2004, assuming that no options to renew or buy out the lease are exercised, are as follows:

Year Ended April 30,	(in thousands)
2005	$57,602
2006	52,402
2007	46,465
2008	39,273
2009	33,749
Thereafter	207,093

$436,584

During fiscal 2004, the Company incurred a loss of $62,000 due to impairment on one property. For the years ended April 30, 2003, and 2002, the Company did not record any losses due to impairment.

NOTE 5 • MORTGAGE LOANS RECEIVABLE — NET

Mortgage loans receivable consists of three separate loans that are collateralized by real estate. Contract terms vary in regard to payment of principal and interest. Interest rates range from 7% to 11%. Future principal payments due under these mortgage loans as of April 30, 2004, are as follows:

Year Ended April 30,	(in thousands)
2005	$4,274
2006	27
2007	28
2008	202
2009	25
Later Years	362

4,918
Less allowance for doubtful accounts	(25)

$4,893

There were no non-performing mortgage loans receivable as of April 30, 2004, or 2003.

NOTE 6 • MARKETABLE SECURITIES

The amortized cost and fair value (estimated market values) of marketable securities available-for-sale at April 30, 2004 are as follows. These marketable securities are securities of various issuers, primarily U.S. government, U.S. agency and corporate bonds, held in IRET Properties’ security deposit account with Merrill Lynch:

	(in thousands)
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
2004
US Government & Agency Debt Securities	$1,173	$0	$26	$1,147
Corporate Bonds	292	0	5	287
Bank Certificates of Deposit	852	0	0	852
Other	50	0	0	50

	$2,367	$0	$31	$2,336

The Company had no available-for-sale securities at April 30, 2003. There were no realized losses on sales of securities available-for-sale for the fiscal years ended April 30, 2004, 2003 and 2002. None of the securities with an unrealized loss at April 30, 2004 have been in such a position for more than one year, and are not considered to be other-than-temporarily impaired.

NOTE 7 • NOTES PAYABLE AND OTHER DEBT

IRET has lines of credit with three financial institutions, and one unsecured bridge loan outstanding with a fourth financial institution, as of April 30, 2004. Interest payments on outstanding borrowings are due monthly. These credit facilities and bridge loan are summarized in the following table:

	(in thousands)
						Weighted
		Amount	Amount	Applicable		Average
		Outstanding	Outstanding	Interest		Int. Rate on
		as of	as of	Rate as of		Borrowings
	Amount	April 30,	April 30,	April 30,	Maturity	during fiscal
Financial Institution	Available	2004	2003	2004	Date	year 2004
Lines of Credit
First Western Bank & Trust	$10,000	$0	$4,700	4.00%	09/01/04	4.02%
First Int’l Bank & Trust	4,400	0	2,700	4.00%	12/12/04	4.13%
Bremer Bank	10,000	0	3,170	4.00%	09/15/04	4.05%
Unsecured Bridge Loan
Wells Fargo Bank	25,000	25,000	0	3.125%	07/22/04	3.125%

Total	$49,400	$25,000	$10,570

The three lines of credit bear interest at a variable interest rate tied to the prime lending rate as published in the Wall Street Journal (in the case of the First Western Bank & Trust and First

International Bank & Trust credit facilities) and the Bremer Financial Corporation Reference Rate (in respect of the Bremer Bank credit facility). The promissory note in respect of the Wells Fargo bridge loan bears interest based upon the thirty-day LIBOR rate plus two percent.

The other debt balance of $586,000 at April 30, 2004, relates to a mortgage note with Main Street Bank collateralized by the IRET Minneapolis office. The interest rate is fixed at 6.450% and the maturity date is February 1, 2009. Future minimum payments are as follows:

Year Ended April 30,	(in thousands)
2005	$24
2006	26
2007	27
2008	29
2009	480

Total payments	$586

NOTE 8 • MORTGAGES PAYABLE

The Company’s mortgages payable are collateralized by substantially all of its properties owned. Interest rates on mortgages payable range from 3.45% to 8.61%, and the mortgages have varying maturity dates from December 1, 2004, through August 1, 2036.

NOTE 8 • continued

Of the mortgages payable, the balances of fixed rate mortgages totaled $591,176,000 and $516,218,000, and the balances of variable rate mortgages totaled $41,948,000 and $23,180,000 as of April 30, 2004, and 2003, respectively. Most of the fixed rate mortgages have substantial pre-payment penalties. As of April 30, 2004, the weighted average rate of interest on the Company’s mortgage debt was 7.17%, compared to 7.4% on April 30, 2003. The aggregate amount of required future principal payments on mortgages payable as of April 30, 2004, is as follows:

Year Ended April 30,	(in thousands)
2005	$15,789
2006	17,098
2007	19,194
2008	44,829
2009	42,744
Later Years	493,470

Total payments	$633,124

NOTE 9 • GOODWILL

As of May 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. Accordingly, goodwill is no longer amortized, but is tested on at least an annual basis for impairment. No impairment was present on April 30, 2004, or April 30, 2003. The following reflects net income and earnings per share for the fiscal year ended April 30, 2002 as if SFAS 142 had been applied to that period.

(in thousands,
except per share data)
2002
Reported net income	$10,600
Add back goodwill amortization	109

Adjusted net income	$10,709

Reported earnings per share	$.42

Add back goodwill amortization per share	.00
Adjusted earnings per share	$.42

NOTE 10 • INVESTMENT CERTIFICATES ISSUED

I IRET has sold unsecured investment certificates to the public. The fixed interest rates vary from 6% to 8% per annum, depending on the term of the security. Interest is paid annually, semiannually, or quarterly on the anniversary date of issuance. IRET has discontinued the sale of investment certificates and the outstanding certificates will be redeemed at maturity as follows:

NOTE 10 • continued

Year Ended April 30,	(in thousands)
2005	$2,231
2006	2,174
2007	2,527
2008	142

Total	$7,074

NOTE 11 • TRANSACTIONS WITH RELATED PARTIES

PROPERTY MANAGEMENT SERVICES

Hoyt Properties, Inc., (“Hoyt Properties”), a provider of property management services to the Company, is owned by Steven B. Hoyt, currently a member of the Company’s Board of Trustees. During the fiscal year ended April 30, 2004, Hoyt Properties managed ten office properties or complexes for the Company pursuant to written management contracts.

As compensation for its services, Hoyt Properties receives a monthly fee of 5% percent of the gross rental income, provided that such management fee is reimbursable by the building’s tenants pursuant to the tenant’s lease agreement. In the event that the Company is not reimbursed for such fee by a tenant and must pay such fee from rent proceeds, the annual fee is 3.5% of the gross rental proceeds. In addition to such management fee, Hoyt Properties is paid a separate fee for leasing space to tenants at each location. Any leasing commissions earned by Hoyt Properties are not reimbursed by the building’s tenants. The leasing commission rates are set forth in a written contract between the Company and Hoyt Properties.

All of the Company’s management contracts with Hoyt Properties may be terminated by either party on 30 days written notice for any reason and without penalty. In Fiscal 2004, the Company paid management fees to Hoyt Properties in the amount of $743, 000, a portion of which was reimbursed by the tenants. Additionally, during that same period, the Company paid leasing commissions to Hoyt Properties in the amount of $93,000.

In Fiscal 2003 and 2002, the Company paid management fees to Hoyt Properties in the amount of $503,976 and $321,348, respectively, a portion of which was reimbursed by tenants. Additionally, during that same period, the Company paid leasing commissions to Hoyt Properties in the amount of $179,553 and $27,324, respectively.

PROPERTY ACQUISITIONS

Brenwood Office Complex. During fiscal year 2003, the Company acquired four commercial buildings from affiliates of Steven B. Hoyt. On October 1, 2002, the Company acquired a 51% ownership interest in IRET-BD, LLC, a Minnesota limited liability company, for $13,107,000. The Brenwood Office project consists of the four office buildings contributed as well as three industrial/warehouse buildings purchased by IRET-BD, LLC on October 1, 2002, for $11,800,000.

Thresher Square East and West. On January 2, 2002, IRET acquired a seven-story office building containing 113,736 square feet located at 700 and 708 South Third Street, Minneapolis, Minnesota. The property was purchased for an agreed value of $10,943,414, which was paid by the assumption by IRET of existing debt. The seller is an affiliate of Steven B. Hoyt.

Wirth Corporate Center. On April 1, 2002, IRET acquired Wirth Corporate Center, an 89,384 square foot, four-story office building from Mr. Hoyt. The purchase price was approximately $8.6 million. Independent appraisals were obtained by the Company for each of the above three property acquisitions, and the purchase prices were based on the results of these appraisals.

NOTE 11 • continued

SECURITY SALE SERVICES

D.A. Davidson & Co. is an investment banking firm that has participated in offerings of the Company’s shares of beneficial interest, and may in the future continue to participate in sales of the Company’s shares and provide investment banking services to the Company. John F. Decker, currently a member of the Company’s Board of Trustees, is an employee of D.A. Davidson. In the first of the Company’s two offerings of common shares of beneficial interest during fiscal year 2004, conducted in September 2003, D.A. Davidson participated, on a best-efforts basis, as a member of the selling syndicate, and sold 250,000 shares. In connection with this offering, the Company authorized and paid D.A. Davidson commissions in the amount of $150,000. D.A. Davidson did not participate in the Company’s second offering of common shares of beneficial interest in April 2004.

D.A. Davidson served as book-running manager and representative of the underwriters for the Company’s April 2004 offering of Series A cumulative redeemable preferred shares of beneficial interest. In connection with this offering, the Company paid D.A. Davidson a fee of $1,078,125 and reimbursed D.A. Davidson for legal and other expenses in the amount of $100,000.

In October 2003 and April 2004, the Company paid D.A. Davidson fees of $19,500 and $77,849, respectively, for the services of Mr. Decker’s son as a broker-dealer in representing certain clients who contributed real property in exchange for Units.

In connection with two offerings of the Company’s common shares in fiscal year 2002, the Company authorized and paid D. A. Davidson commissions in the amount of $490,000. The Company did not pay any commissions or expenses to D. A. Davidson during the fiscal year ended April 30, 2003.

PURCHASE OPTIONS

On February 1, 2003, the Company entered into a merger agreement with the T. F. James Company. As part of the merger agreement, two affiliated entities of the T. F. James Company, Thomas F. James Realty Limited Partnership, L.L.L.P. and Thomas F. James Properties, LLC, were granted the right to purchase certain real property acquired by the Company as a result of the merger. Charles Wm. James, a member of the Company’s Board of Trustees, has an ownership interest in each of Thomas F. James Realty Limited Partnership, L.L.L.P., and Thomas F. James Properties, LLC, of less than ten percent.

Under the terms of the Purchase Option Agreement, the Thomas F. James Realty Limited Partnership, L.L.L.P. purchased a parcel of property located in Ripley, Tennessee for $250,000. Under the terms of the agreement, Thomas F. James Properties, LLC has the option, but not the obligation, to purchase a commercial strip mall located in Excelsior, Minnesota, for the sum of $900,000, plus an annual Consumer Price Index increase from February 2003 until the date the option is exercised. The option purchase price is equal to the price the Company paid to acquire the property at closing on February 1, 2003, and is equal to the value set by an independent appraisal. Until such time as the option is exercised, the Company will continue to operate the property and collect all rents from the tenants.

TRUSTEE AND OFFICER LOANS

In July 2000, the Company assumed a note receivable from Timothy Mihalick, currently a member of the Company’s Board of Trustees and the Company’s Chief Operating Officer, in the amount of $101,002. Proceeds of the note were used to purchase common shares of the Company. The note bore interest at New York Prime less 1% and was payable on demand. The note was paid in full by Mr. Mihalick on October 4, 2002, including principal and interest in the amount of $92,769.

On January 16, 2002, the Board authorized an UPREIT unit loan program that was available to persons holding $1.0 million or more of Units. Under such loan program, the Company could lend up to 50% of the value of the borrower’s Units, with such value to be based on the closing price of the Shares on the NASDAQ National Market on the date of the loan. Such loans were to be for terms of two years or less, collateralized by the borrower’s Units and at a variable interest rate of 1.5% over the interest rate charged to the Company by a participating lender. On January 30, 2002, a loan in the amount of $3.5 million was made to Steven B. Hoyt. On October 1, 2002, Mr. Hoyt repaid the loan in full in the amount of $3,500,000 plus accrued interest in the amount of $55,137.

NOTE 11 • continued

UPREIT CONTRIBUTION

In April 2002, Edgeview Estates I, Ltd., (“Edgeview”), contributed the proceeds from the sale of real estate to IRET Properties. The total amount contributed to IRET Properties by Edgeview in exchange for Units was $386,168. A total of 38,909 Units were allocated to the partnership at a price of $9.925 per Unit. Edgeview was owned by several officers and current and past trustees of IRET.

NOTE 12 • ACQUISITIONS AND DISPOSITIONS IN FISCAL YEARS 2004 AND 2003

PROPERTY ACQUISITIONS

IRET Properties added $170.3 million of real estate investments to its portfolio during fiscal 2004, compared to $177.2 million added in fiscal 2003. The fiscal 2004 and 2003 additions are detailed below.

Fiscal 2004 (May 1, 2003 to April 30, 2004)

		(in thousands)
	Units	Purchase Price
MULTI-FAMILY RESIDENTIAL
Connelly Estates - Burnsville, MN	240	$13,850
Remada Court Apartments - Eagan, MN	115	6,600
Winchester/Village Green Townhouses - Rochester, MN	151	8,900
Brookfield Village - Topeka, KS	160	7,250
Monticello Village Apartments - Monticello, MN	60	4,200
Legacy V - Grand Forks, ND	**	214
Legacy VI - Grand Forks, ND	**	93
Legacy VII - Grand Forks, ND	**	93

TOTAL RESIDENTIAL	726	$41,200

** Property not placed in service at April 30, 2004. Additional costs are still to be incurred.

	Square	(in thousands)
	Footage	Purchase Price
COMMERCIAL	30,464	$1,600
Benton Business Park - Sauk Rapids, MN
West River Business Park - Waite Park, MN	24,000	1,500
Buffalo Mall - Jamestown, ND	213,271	4,275
Golden Hills Office Center - Golden Valley, MN	190,758	27,500
Brown Deer Road - Milwaukee, WI	175,610	13,500
TCA Building - Eagan, MN	106,207	13,000
Edgewood Vista Phase II - Virginia, MN	76,870	5,100
Westgate Shopping Center - St Cloud, MN	104,928	6,575

	Square	(in thousands)
	Footage	Purchase Price
API Building - Duluth, MN	35,000	2,000
Denfeld Retail Center - Duluth, MN	36,542	5,164
Fresenius - Duluth, MN	9,052	1,800
Lighthouse - Duluth, MN	59,600	2,100
Metris - Duluth, MN	20,000	2,950
Minnesota National Bank - Duluth, MN	27,000	2,100
South Pond Retail Center - Champlin, MN	25,400	3,700
Tool Crib - Duluth, MN	15,597	2,000
UHC Office - International Falls, MN	30,000	2,500
Mariner Clinic - Superior, WI	28,928	4,100
Denfeld Clinic - Duluth, MN	20,512	3,336
Wells Clinic - Hibbing, MN	18,810	2,900
Pavilion II - Duluth, MN	74,800	19,500
Gateway Clinic - Sandstone, MN	12,444	1,900

TOTAL COMMERCIAL	1,335,793	129,100

TOTAL FISCAL 2004 PROPERTY ACQUISITIONS		$170,300

Fiscal 2003 (May 1, 2002 to April 30, 2003)

		(in thousands)
	Units	Purchase Price
MULTI-FAMILY RESIDENTIAL
East Park Apartments - Sioux Falls, SD	84	$2,520
Sycamore Village - Sioux Falls, SD	48	1,418

TOTAL RESIDENTIAL	132	$3,938

	Square	(in thousands)
	Footage	Purchase Price
Abbott Northwestern - Sartell, MN	60,095	$12,994
Airport Medical - Bloomington, MN	24,218	4,678
Anoka Strip Center - Anoka, MN	10,625	725
Brenwood Office Park - Minnetonka, MN	176,917	14,014
Burnsville Strip Center - Burnsville, MN	8,400	760
Central Bank - Eden Prairie, MN	39,525	4,600
Champion Auto Center - Forest Lake, MN	6,836	496
Chanhassen Retail Center - Chanhassen, MN	135,969	20,850
Checkers Auto - Rochester, MN	6,225	440
Checkers Auto - Faribault, MN	5,600	340
Chiropractic Office Building - Greenwood, MN	1,600	330
Dilly Lily - St. Louis Park, MN	3,444	340
Dixon Industrial Park - Des Moines, IA	604,711	11,872
Eagan Strip Center I - Eagan, MN	5,400	510
Eagan Strip Center II - Eagan, MN	13,901	1,349
Edgewood Vista - Hermantown, MN	44,365	4,624
Evergreen Center - Pine City, MN	63,225	2,800
Excelsior Strip Center - Excelsior, MN	7,993	900
Express Center - Fargo, ND	30,227	1,425
Forest Lake Retail Center - Forest Lake, MN	100,656	8,007
Gas Plus More - Paynesville, MN	4,800	365
Interstate Bakery - St. Paul, MN	6,225	320
Interstate Bakery - Mounds View, MN	4,560	290
Inver Grove Center PDQ - Inver Grove, MN	8,400	940
Jamestown Mall - Jamestown, ND	99,403	1,320
Pamida - Kalispell, MT	52,000	2,500
Pamida - Livingston, MT	41,200	1,800
Pamida - Ladysmith, WI	41,000	1,500
Park Dental - Brooklyn Center, MN	10,008	2,952
Paul Larson Clinic - Edina, MN	12,140	1,013
PDQ - Burnsville, MN	8,526	980

	Square	(in thousands)
	Footage	Purchase Price
PDQ - Prior Lake, MN	6,800	971
PDQ - Eagan, MN	3,886	783
PDQ - Mound, MN	3,864	360
Plaza VII - Boise, ID	27,297	3,358
Prior Lake Peak - Prior Lake, MN	4,200	479
Sam Goody - Willmar, MN	6,225	400
Schofield Plaza - Schofield, MN	53,764	1,750
Southdale Expansion - Edina, MN		7,056
Three Paramount Plaza - Edina, MN	75,526	7,367
Tom Thumb - Lakeville, MN	9,500	1,263
Tom Thumb - Monticello, MN	3,575	855
Tom Thumb - Oakdale, MN	6,266	730
Tom Thumb - Long Prairie, MN	5,216	700
Tom Thumb - Ham Lake, MN	4,800	535
Tom Thumb - Glencoe, MN	4,800	530
Tom Thumb - Blaine, MN	8,750	520
Tom Thumb - Bethel, MN	4,800	510
Tom Thumb - Buffalo, MN	7,700	460
Tom Thumb - Lakeland, MN	3,650	440
Tom Thumb - Lino Lakes, MN	6,325	440
Tom Thumb - Pine City, MN	4,800	440
Tom Thumb - Winsted, MN	3,571	410
Tom Thumb - Howard Lake, MN	3,571	380
Tom Thumb - Centerville, MN	3,000	330
Tom Thumb - Shoreview, MN	3,000	330
Tom Thumb - Lindstrom, MN	4,000	320
Tom Thumb - Mora, MN	3,571	300
Tom Thumb - Andover, MN	3,000	280
Tom Thumb - Sauk Rapids, MN	3,575	250
UH Medical - St. Paul, MN	43,046	7,408
Westgate Office Center North - Boise, ID	103,332	11,509
Wilson’s Leather - Brooklyn Park, MN	353,049	13,011
TOTAL COMMERCIAL	2,416,653	170,509

NOTE 12 • continued

(in thousands)
Purchase Price
UNDEVELOPED LAND
Andover, MN	$150
Centerville, MN	100
Inver Grove, MN	560
Kalispell, MT	1,400
Libby, MT	150
Long Prairie, MN	150
Prior Lake, MN	50
River Falls, MN	200
TOTAL UNDEVELOPED LAND	2,760

TOTAL FISCAL 2003 PROPERTY ACQUISITIONS	$177,207

PROPERTY DISPOSITIONS

During fiscal year 2004, the Company disposed of six properties and two undeveloped properties for an aggregate sale price of $4.4 million, compared to six properties and one undeveloped property sold for $11.2 million in total during fiscal year 2003. Real estate assets sold by the Company during fiscal 2004 and 2003 were as follows:

	(in thousands)
		Book Value and
Fiscal 2004 Property Sold	Sales Price	Sales Costs	Gain/Loss

MCA Royal Suites - Minot, ND	$410	$364	$46
Interstate Bakery - St. Paul, MN	420	317	03
Edgewood Vista - Billings, MT	1,101	941	160
Edgewood Vista - Sioux Falls, SD	1,101	936	165
Tom Thumb - Sauk Rapids, MN	275	247	28
Pioneer Seed - Moorhead, MN	500	498	2
Sunset Trail III - Rochester, MN (vacant land)	400	364	36
Prior Lake II - Prior Lake, MN (vacant land)	160	52	108

TOTAL FISCAL 2004	$4,367	$3,719	$648

	(in thousands)
		Book Value and
Fiscal 2003 Property Sold	Sales Price	Sales Costs	Gain/Loss
Eastwood Apartments - Dickinson, ND	$620	$438	$182
Oak Manor Apartments - Dickinson, ND	420	342	78
Jenner Apartments - Dickinson, ND	275	272	3
Cottage Grove Strip Ctr. - C. Grove, MN	1,275	1,222	53
Creekside Office Building - Billings, MT	1,950	1,796	154
America’s Best - Boise, ID	3,350	3,656	(306)
Century Apartments - Dickinson, ND	3,250	1,819	1,431
Edgewood Vista - Land - Duluth, MN	102	102	0

TOTAL FISCAL 2003	$11,242	$9,647	$$1,595

NOTE 13 • OPERATING SEGMENTS

Each of IRET’s multi-family residential and commercial properties is considered a separate operating segment. Each segment on a stand-alone basis is less than 10% of the revenues, profit or loss and assets of the combined reported operating segments, and meets the aggregation criteria under SFAS No. 131. IRET’s operating segments are aggregated and classified as multi-family residential, office, industrial, medical and retail properties for purposes of producing reportable segments. The revenues, profit (loss) and assets for these reportable segments are summarized as follows, along with reconciliations to the consolidated financial statements, for IRET’s fiscal years ended April 30, 2004 and 2003. IRET has concluded that it is impracticable to revise its segment financial information for IRET’s fiscal year ended April 30, 2002. Accordingly, pursuant to the requirements of SFAS No. 131, IRET is disclosing below segment information for its fiscal years ended April 30, 2004 and 2003 under both the old basis and the new basis of segmentation, and for its fiscal year ended April 30, 2002 under the old basis of segmentation only.

Year Ended April 30, 2004 (New Basis of Segmentation)

	(in thousands)
					Multi-
	Commercial	Commercial	Commercial	Commercial	Family
	-Office	-Medical	-Industrial	-Retail	Residential	Total
Real Estate Revenue	$39,919	$16,239	$6,634	$11,895	$60,236	$134,923

Expenses
Mortgage interest	11,030	5,955	2,092	3,276	17,780	40,133
Depreciation/amortization related to real estate investments	7,132	3,045	1,253	2,017	10,460	23,907
Utilities and maintenance	8,416	2,485	251	1,105	12,761	25,018
Real estate taxes	5,756	1,548	768	1,893	6,767	16,732
Insurance	452	150	66	167	2,028	2,863
Property management	1,765	947	98	118	6,335	9,263

Total segment expense	34,551	14,130	4,528	8,576	56,131	117,916

Segment operating profit	$5,368	$2,109	$2,106	$3,319	$4,105	17,007

Reconciliation to consolidated operations
Interest discounts and fee revenue						281
Other interest expense						(1,488)
Depreciation – furniture and fixtures						(163)
Administrative, advisory and trustee fees						(2,851)
Operating expenses						(955)
Amortization						(964)

Operating Income						$10,867

	(in thousands)
					Multi-
	Commercial-	Commercial-	Commercial-	Commercial-	Family
	Office	Medical	Industrial	Retail	Residential	Total
Segment assets

Property owned	$301,401	$171,180	$58,573	$123,108	$446,172	$1,100,434
Less accumulated depreciation/ amortization	(17,307)	(9,135)	(3,860)	(8,338)	(61,610)	(100,250)

Total property owned	$284,094	$162,045	$54,713	$114,770	$384,562	1,000,184

					Undeveloped	2,994

						$1,003,178

Year Ended April 30, 2004 (Old Basis of Segmentation)

	(in thousands)
		Multi-Family
	Commercial	Residential	Total
Real Estate Revenue	$74,687	$60,236	$134,923

Expenses
Mortgage interest	22,353	17,780	40,133
Depreciation/amortization related to real estate investments	13,447	10,460	23,907
Utilities and maintenance	12,257	12,761	25,018
Real estate taxes	9,965	6,767	16,732
Insurance	835	2,028	2,863
Property management	2,928	6,335	9,263

Total segment expense	61,785	56,131	117,916

Segment operating profit	$12,902	$4,105	17,007

Reconciliation to consolidated operations
Interest discounts and fee revenue			281
Other interest expense			(1,488)
Depreciation – furniture and fixtures			(163)
Administrative, advisory and trustee fees			(2,851)
Operating expenses			(955)
Amortization			(964)

Operating Income			$10,867

	(in thousands)
		Multi-Family
	Commercial	Residential	Total
Segment assets
Property owned	$654,262	$446,172	$1,100,434
Less accumulated depreciation/amortization	(38,640)	(61,610)	(100,250)

Total property owned	$615,622	$384,562	1,000,184

		Undeveloped	2,994

			$1,003,178

Year Ended April 30, 2003 (New Basis of Segmentation)

	(in thousands)
					Multi-
	Commercial-	Commercial-	Commercial-	Commercial-	Family
	Office	Medical	Industrial	Retail	Residential	Total
Real Estate Revenue	$31,159	$13,502	$5,846	$5,869	$56,952	$113,328

Expenses
Mortgage interest	9,343	5,234	1,542	1,815	16,472	34,406
Depreciation/amortization related to real estate investments	2,222	3,545	1,047	2,037	9,533	18,384
Utilities and maintenance	5,401	2,039	124	395	11,060	19,019
Real estate taxes	4,543	1,112	491	461	6,481	13,088
Insurance	356	108	44	92	1,483	2,083
Property management	1,286	801	55	99	5,599	7,840

Total segment expense	23,151	12,839	3,303	4,899	50,628	94,820

Segment operating profit	$8,008	$663	$2,543	$970	$6,324	18,508

Reconciliation to consolidated operations:
Interest discounts and fee revenue						234
Other interest expense						(1,038)
Depreciation – furniture and fixtures						(92)
Administrative, advisory and trustee fees						(2,164)
Operating expenses						(876)
Amortization						(689)

Operating Income						$13,883

	(in thousands)
					Multi-
	Commercial-	Commercial-	Commercial-	Commercial-	Family
	Office	Medical	Industrial	Retail	Residential	Total
Segment assets
Property owned	$235,065	$128,693	$55,056	$99,290	$398,917	$917,021
Less accumulated depreciation/ amortization	(9,989)	(6,146)	(2,773)	(6,178)	(50,553)	(75,639)

Total property owned	$225,076	$122,547	$52,283	$93,112	$348,364	$841,382

					Undeveloped	2,760

						$844,142

Year Ended April 30, 2003 (Old Basis of Segmentation)

	(in thousands)
		Multi-Family
	Commercial	Residential	Total
Real Estate Revenue	$56,376	$56,952	$113,328

Expenses
Mortgage interest	17,934	16,472	34,406
Depreciation/amortization related to real estate investments	8,851	9,533	18,384
Utilities and maintenance	7,959	11,060	19,019
Real estate taxes	6,607	6,481	13,088
Insurance	600	1,483	2,083
Property management	2,241	5,599	7,840

Total segment expense	44,192	50,628	94,820

Segment operating profit	$12,184	$6,324	18,508

Reconciliation to consolidated operations:
Interest discounts and fee revenue			234
Other interest expense			(1,038)
Depreciation – furniture and fixtures			(92)
Administrative, advisory and trustee fees			(2,164)
Operating expenses			(876)
Amortization			(689)

Operating Income			$13,883

	(in thousands)
		Multi-Family
	Commercial	Residential	Total
Segment assets
Property owned	$518,104	$398,917	$917,021
Less accumulated depreciation/amortization	(25,086)	(50,553)	(75,639)

Total property owned	$493,018	$348,364	$841,382

		Undeveloped	2,760

			$844,142

Year Ended April 30, 2002 (Old Basis of Segmentation)

	(in thousands)
		Multi-Family
	Commercial	Residential	Total
Real Estate Revenue	$29,445	$55,566	$85,011

Expenses
Mortgage interest	11,210	15,860	27,070
Depreciation/amortization related to real estate investments	5,177	9,095	14,272
Utilities and maintenance	1,607	9,914	11,521
Real estate taxes	2,387	6,226	8,613
Insurance	173	1,066	1,239
Property management	849	5,605	6,454

Total segment expense	21,403	47,766	69,169

Segment operating profit	$8,042	$7,800	15,842

Reconciliation to consolidated operations
Interest discounts and fee revenue			215
Other interest expense			(1,342)
Depreciation – furniture and fixtures			(76)
Administrative, advisory and trustee fees			(1,683)
Operating expenses			(565)
Amortization			(538)

Operating Income			$11,853

NOTE 14 • DISCONTINUED OPERATIONS

SFAS No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets,” requires the Company to report in discontinued operations the results of operations of a property that has either been disposed of or is classified as held for sale. It also requires that any gains or losses from the sale of a property be reported in discontinued operations. There were no properties held for sale as of April 30, 2004 or 2003. The following information shows the effect on net income, net of minority interest, and the gains or losses from the sale of properties classified as discontinued operations for fiscal years ended April 30, 2004, 2003 and 2002. See also Note 21.

	(in thousands)
	2004	2003	2002
REVENUE
Real estate rentals	$4,976	$5,885	$6,201
Tenant reimbursements	508	490	526

Total revenue	5,484	6,375	6,727

OPERATING EXPESE
Interest	1,543	2,132	2,193
Depreciation/amortization	958	1,130	1,167
Utilities and maintenance	821	1,064	1,188
Real estate taxes	447	605	571
Insurance	87	103	114
Property management expenses	475	546	531
Other operating expenses	2	9	1
Amortization	16	(4)	12
Amortization of related party costs	26	16	0
Loss on impairment of real estate	62	0	0

Total operating expense	4,437	5,601	5,777

Operating income	1,047	774	950
Non-operating income	6	2	14

Income before minority interest and discontinued operations	1,053	776	964
Minority interest	(236)	(476)	(249)
Gain on sale of discontinued operations	504	1,279	0

Discontinued operations, net	$1,321	$1,579	$715

NOTE 15 • EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. The Company has no outstanding warrants, convertible stock or other contractual obligations requiring issuance of additional common shares that would result in a dilution of earnings. While Units can be exchanged for shares on a one-for-one basis after a minimum holding period of one year, the exchange of Units for common shares has no effect on diluted earnings per share, as Unitholders and common shareholders effectively share equally in the net income of the Operating Partnership. The following table presents a reconciliation of the numerator and denominator used to calculate basic and diluted earnings per share reported in the consolidated financial statements for the fiscal years ended April 30, 2004, 2003, and 2002:

	(in thousands, except per share data)
	For Years Ended April 30,
	2004	2003	2002
NUMERATOR
Income from continuing operations	$8,119	$10,669	$9,885
Discontinued operations	1,321	1,579	715

Net income	9,440	12,248	10,600
Dividends to preferred shareholders	(33)	0	0

Numerator for basic earnings per share – net income available to common shareholders	9,407	12,248	10,600
Minority interest portion of operating partnership income	2,752	3,899	3,614

Numerator for diluted earnings per share	$12,159	$16,147	$14,214

DENOMINATOR
Denominator for basic earnings per share weighted average shares	39,257	32,574	25,492
Effect of dilutive securities Convertible operating partnership units	11,176	10,041	8,289

Denominator for diluted earnings per share	50,433	42,615	33,781

Earnings per common share from continuing operations – basic and diluted	$.21	$.34	$.40
Earnings per common share from discontinued operations – basic and diluted	.03	.04	.02

NET INCOME PER COMMON SHARE – BASIC & DILUTED	$.24	$.38	$.42

NOTE 16 • RETIREMENT PLANS

IRET sponsors a defined contribution profit sharing retirement plan and a defined contribution 401K plan. IRET’s defined contribution profit sharing retirement plan is available to employees over the age of 21 who have completed one year of service. Contributions to the profit sharing plan are at the discretion of the Company’s management. All employees over the age of 21 are immediately eligible to participate in IRET’s defined contribution 401K plan and may contribute up to maximum levels established by the I.R.S. IRET matches up to 3% of participating employees’ wages. Plan expenses to IRET for the years ended April 30, 2004, 2003, and 2002, were $133,800, $46,875, and $90,455, respectively.

NOTE 17 • COMMITMENTS AND CONTINGENCIES

Ground Leases. As of April 30, 2004, the Company was a tenant under operating ground leases on four of its properties. The Company pays a total of approximately $81,585 per year in rent under these ground leases, which have terms ranging from 15 to 30 years, and expiration dates ranging from October 2005 to February 2031. The Company has renewal options for three of the four ground leases.

Legal Proceedings. IRET is involved in various lawsuits arising in the normal course of business. Management believes that such matters will not have a material effect on the Company’s financial statements.

NOTE 17 • continued

Purchase Options. The Company has granted options to purchase certain IRET properties to various parties. In general, the options grant the parties the right to purchase these properties at the greater of their appraised value or an annual compounded increase of 2% to 2.5% of the initial cost of the property to IRET. In addition to options granted to third parties, we have also granted an option to Charles Wm. James to purchase our Excelsior Retail Center. Mr. James is an officer and member of our Board of Trustees. The option exercise price is equal to the price paid by us for the property, plus an annual consumer price index increase. The property cost and gross rental revenue of these properties are as follows:

		(in thousands)
	(in thousands)	Gross Rental Revenue
	Property
Property	Cost	2004	2003	2002
East Grand Station - EGF, MN	$1,392	$152	$152	$152
Edgewood Vista - Belgrade, MT	453	49	49	49
Edgewood Vista - Columbus, NE	456	49	49	49
Edgewood Vista - Duluth, MN	11,709	1,278	1,246	770
Edgewood Vista - EGF, MN	1,430	181	155	155
Edgewood Vista - Fremont, NE	552	59	59	59
Edgewood Vista - Grand Island, NE	456	49	49	49
Edgewood Vista - Hastings, NE	572	61	61	60
Edgewood Vista - Kalispell, MT	588	62	62	62
Edgewood Vista - Minot, ND	6,271	783	762	681
Edgewood Vista - Missoula, MT	963	120	120	114
Edgewood Vista - Omaha, NE	641	67	67	67
Edgewood Vista - Virginia, MN	12,182	893	759	0
Excelsior Retail Center - Excelsior, MN	917	129	22	0
Great Plains Software - Fargo, ND	15,375	1,875	1,875	1,875
Healtheast - Woodbury & Maplwd, MN	21,601	1,948	1,917	1,917
Wedgwd Sweetwater - L. Springs, GA	3,972	502	475	436

TOTAL	$79,530	$8,257	$7,879	$6,495

Real Estate Expansion and Development. The Company has certain funding commitments under contracts for property development and expansion projects. As of April 30, 2004, the Company had the following contractual obligations:

•	Grand Forks Apartment Construction - The Company is obligated under a construction contract and an excavating contract in respect of the construction of a multi-family residential property in Grand Forks, ND. The Company is obligated to pay approximately $7.5 million, subject to additions and deductions as provided in the contract, under the construction contract, and approximately $300,000 under the excavating contract, for this development project.

•	Lithia Springs, Georgia Expansion Project — The Company is obligated to pay up to $500,000 to construct expansion premises at its Lithia Springs, Georgia assisted living facility.

Pending Acquisition. As of April 30, 2004, the Company had signed a purchase agreement to acquire a commercial property in the Minneapolis, Minnesota area for a purchase price of approximately $13.05 million. This pending acquisition is subject to certain closing conditions and contingencies, and no assurances can be given that this transaction will be consummated.

NOTE 18 • FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments.

Mortgage Loans Receivable. Fair values are based on the discounted value of future cash flows expected to be received for a loan using current rates at which similar loans would be made to borrowers with similar credit risk and the same remaining maturities. Terms are short term in nature and carrying value approximates the estimated market value.

Cash and Cash Equivalents. The carrying amount approximates fair value because of the short maturity.

Marketable Securities. The fair values of these instruments are estimated based on quoted market prices for the security.

Notes Payable. The carrying amount approximates fair value because of the short maturity of such notes.

Other Debt. The fair value of other debt is estimated based on the discounted cash flows of the loan using current market rates.

Mortgages payable. For variable rate loans that re-price frequently, fair values are based on carrying values. The fair value of fixed rate loans is estimated based on the discounted cash flows of the loans using current market rates.

Investment Certificates Issued. The fair value is estimated using a discounted cash flow calculation that applies interest rates currently being offered on deposits at financial institutions with similar remaining maturities.

The estimated fair values of the Company’s financial instruments as of April 30, 2004 and 2003 are as follows:

	(in thousands)
	2004		2003
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
FINANCIAL ASSETS
Mortgage loans receivable	$4,893	$4,893	$1,183	$1,183
Cash and cash equivalents	31,704	31,704	17,964	17,964
Marketable securities — available-for-sale	2,336	2,336	0	0
FINANCIAL LIABILITIES
Notes payable	$25,000	$25,000	$10,570	$10,570
Other debt	586	604	0	0
Mortgages payable	633,124	643,673	539,397	567,146
Investment certificates issued	7,074	7,021	9,035	9,035

NOTE 19 • COMMON AND PREFERRED SHARES OF BENEFICIAL INTEREST AND SHAREHOLDERS’ EQUITY

During fiscal year 2004, IRET issued 1.1 million common shares pursuant to its distribution reinvestment plan, at a total value at issuance of $10.2 million. In addition, .4 million Units were converted to common shares during fiscal year 2004, with a total value of $3.3 million included in shareholders’ equity. IRET’s distribution reinvestment plan is available to common shareholders of IRET and all limited partners of IRET Properties. Under the distribution reinvestment plan, shareholders or limited partners may elect to have all or a portion of their distributions used to purchase additional IRET common shares.

Series A Cumulative Redeemable Preferred Shares of Beneficial Interest. On April 26, 2004, the Company issued 1,150,000 shares of 8.25% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest for total proceeds of $27.3 million, net of selling costs. Holders of the Company’s Series A Cumulative Redeemable Preferred Shares of Beneficial Interest are entitled to receive dividends at an annual rate of 8.25% of the liquidation preference of $25 per share, or $2.0625 per share per annum. These dividends are cumulative and payable quarterly in arrears. The shares are not convertible into or exchangeable for any other property or any other securities of the Company at the election of the holders. However, on or after April 26, 2009 (or sooner, under limited circumstances), the Company, at its option may redeem the shares at a redemption price of $25.00 per share, plus any accrued and unpaid distributions through the date of redemption. The shares have no maturity date and will remain outstanding indefinitely unless redeemed by the Company.

NOTE 20 • QUARTERLY RESULTS OF CONSOLIDATED OPERATIONS (unaudited)

	(in thousands, except per share data)
QUARTER ENDED	July 31, 2003	October 31, 2003	January 31, 2004	April 30, 2004
Revenues	$31,666	$32,658	$34,274	$36,606
Net Income available to common shareholders and minority interest	$2,920	$2,615	$2,489	$1,383
Net Income per common share – basic & diluted	$.08	$.07	$.06	$.03

QUARTER ENDED	July 31, 2002	October 31, 2002	January 31, 2003	April 30, 2003
Revenues	$26,298	$27,978	$28,725	$30,561
Net Income available to common shareholders	$2,928	$3,068	$2,451	$3,801
Net Income per common share – basic & diluted	$.10	$.10	$.08	$.10

QUARTER ENDED	July 31, 2001	October 31, 2001	January 31, 2002	April 30, 2002
Revenues	$20,444	$21,839	$22,270	$20,673
Net Income available to common shareholders	$2,776	$2,946	$2,240	$2,638
Net Income per common share – basic & diluted	$.11	$.12	$.09	$.10

The above financial information is unaudited. In the opinion of management, all adjustments (which are of a normal recurring nature) have been included for a fair presentation.

NOTE 21 • SUBSEQUENT EVENTS

Common Share Offering. In May 2004 the Company completed the sale of .5 million of its common shares of beneficial interest, at a price of $10.10 per share, resulting in net proceeds to the Company of approximately $5.2 million.

Common and Preferred Share Distributions. On June 30, 2004, the Company paid a distribution of 37.24 cents per share on the Company’s newly-issued Series A Cumulative Redeemable Preferred Shares to preferred shareholders of record on June 15, 2004. The distribution was pro-rated from the date of initial issuance of the preferred shares (65 days versus 90 days in a regular quarter). On July 1, 2004, the Company paid a distribution of 16.05 cents per share on the Company’s common shares, to common shareholders and Unitholders of record on June 18, 2004. This distribution represented an increase of .05 cents or .3% over the previous regular quarterly distribution of 16.00 cents per common share/unit paid April 1, 2004.

Duluth Acquisition. In the Company’s Quarterly Report on Form 10-Q for the third quarter of fiscal year 2004, the Company announced that it had signed a purchase agreement to acquire a portfolio of 15 commercial properties located primarily in Duluth, Minnesota. The Company closed on the acquisition of 14 of these 15 properties in April 2004. The remaining property, a 60,194 square foot clinic property in Duluth, was acquired in May 2004. The Company paid approximately $67 million for this portfolio of 15 properties.

Related Party Transaction. On June 30, 2004, IRET Properties purchased four commercial properties from affiliates of Steven B. Hoyt. IRET Properties acquired three office buildings,

each containing 26,186 square feet of rentable area, and one office building containing 79,287 square feet of rentable area, in this transaction, for a total purchase price of $14 million. Three of the properties are located in Plymouth, Minnesota, and the fourth is located in Maple Grove, Minnesota.

Additional Acquisitions and Dispositions. In addition to the acquisitions described in the paragraphs above, the Company closed on the following acquisitions and dispositions subsequent to its fiscal year ended April 30, 2004:

Acquisitions

Nebraska Orthopaedic Hospital Expansion Project. The Company purchased a 99% interest in a limited liability company that owns expansion premises constructed at the Company’s Nebraska Orthopaedic Hospital facility in Omaha, Nebraska. The Company paid approximately $4.6 million for this interest. The acquisition closed May 1, 2004.

Sleep Inn. The Company paid approximately $3.6 million to purchase a “Sleep Inn” hotel in Brooklyn Park, MN, and a warehouse building located near the hotel. This acquisition closed in June 2004. The hotel tenant subsequently exercised an option to purchase the warehouse building for $450,000.

Dispositions

Barnes & Noble and Petco Stores. In July 2004, the Company sold its Barnes & Noble and Petco store locations in Fargo, ND for approximately $6.75 million. The carrying amount of these properties was approximately $3.67 million. The effects of these dispositions are included in the effects of discontinued operations shown in Note 14.

Change in Segment Reporting Structure

Prior to May 1, 2004, we reported our results of operations in two segments: Multi-Family Residential and Commercial properties. In order to continue to improve the transparency and usefulness to investors and other interested parties of our financial results, and following certain internal management changes and the acquisition of several new commercial properties, we began reporting our results in five segments, consisting of Multi-Family Residential, Office, Industrial, Medical and Retail properties. Our Office, Industrial, Medical and Retail segments were previously combined and reported in our single Commercial property segment. This new segment reporting structure was reflected in our financial statements beginning with our Form 10-Q for the quarter ended July 31, 2004.